                                                                    Exhibit 99.1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. White Electronic Designs Corporation (the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

"Forward-looking statements" are defined in the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. The words "believe," "expect," "anticipate" and other similar statements of expectations identify forward-looking statements. Forward looking statements in this report include expectations regarding the future demand for the Company's products, the effect of interest rate changes, the appropriateness and amounts of expected future research and development expenditures, the availability of future cash from operations and funding sources for expected capital expenditures and liquidity for the next twelve months and for the long term, the effect of accounting changes on the amortization of goodwill, and the expectation that international sales will continue to account for a significant portion of the Company's net sales, all of which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to those and other uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of the Company. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Company's Quarterly Report on Form 10-Q to which this statement is appended as an exhibit and also include the following:


RISK FACTORS

WE ARE AFFECTED BY A GENERAL PATTERN OF PRODUCT DECLINE AND FLUCTUATIONS, WHICH CAN HARM OUR BUSINESS; OUR FUTURE OPERATIONS ARE VERY LIKELY TO FLUCTUATE, AND, THEREFORE, MAY FAIL TO MEET EXPECTATIONS

Capital Expenditures and Operating Expenses. The Company's need for continued significant expenditures for capital equipment purchases, research and development and ongoing customer service and support, among other factors, will make it difficult for the Company to reduce its

                                                                    Exhibit 99.1

operating expenses in a particular period if the Company's net sales for a period are not met because a substantial component of the operating expenses are fixed costs. Accordingly, there can be no assurance that the Company will be able to be profitable or that it will not sustain losses in future periods. Due to the foregoing factors, it is likely that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In such an event, the price of the Company common stock may be materially adversely affected.

Dependence on Large Customers. In connection with the Company's microelectronics and display business segments: both segments have historically been dependent on certain customers for a large portion of the segment's annual sales. These customers may account for 5% to 35% of a segment's sales for a given period. A wide array of factors may cause sales to these customers to fluctuate from period to period. The primary factors that might affect the Company's results of operations in this regard include the cyclical nature of the market segments which could cause the loss of a large customer, or any short term loss of a large customer due to product inventory accumulation by the customer; any inability to procure required components; any adverse changes in the mix of products sold by the Company; and any downturn of the segment's market which could cause the loss of a large customer.

Even in the absence of cyclical conditions, the average selling prices of our products have historically decreased during the products' lives, and we expect this trend to continue. In order to offset these average selling price decreases, we attempt to decrease manufacturing costs, and introduce new, higher priced products that incorporate advanced features. If these efforts are not successful, our business, financial condition, and results of operations could be seriously harmed.

Reduction in Inventory Values. Historically, the Company has experienced reductions in value of the Company's inventories due to unexpected demand declines, resulting from a softening of the semiconductor and telecommunications industries. Such declines in inventory valuation have had an adverse effect on the Company's financial condition and results of operations in the past and could have an adverse effect on the Company's financial condition and results of operations in future periods.

WE ARE DEPENDENT ON MILITARY SALES FOR A LARGE PORTION OF OUR SALES

Our current orders from defense-related companies account for a material portion of the Company's overall revenues. Military capital expenditure levels fluctuate from year to year and depend on factors that are outside the control of the Company. In addition, the U.S. defense industry has been moving toward the purchase of "commercial off-the-shelf" ("COTS") products rather than those manufactured as compliant to specified military standards. In fiscal 2001, military related sales accounted for approximately 46% of the Company's overall sales. Changes in military spending and the shift in military demand for microelectronics and display products may have an adverse effect on the sales and profit of the Company. Reductions in military spending could adversely affect our business, financial condition, and results of operations.

                                                                    Exhibit 99.1

WE ARE DEPENDENT ON INTERNATIONAL MARKETS FOR A LARGE PORTION OF OUR SALES AND PURCHASES

The Company anticipates that international sales will continue to account for a significant portion of the Company's net sales. In fiscal 2001, foreign sales accounted for approximately 22% of the Company's overall sales. In addition, the majority of the components used by the Company in connection with products for military applications are acquired from foreign manufacturers worldwide, particularly countries located in Asia. As a result, a significant portion of the Company's sales and purchases are subject to the risks of international business, including fluctuations in foreign currencies which can diminish demand for the Company's products by making them more expensive, trade disputes, changes in regulatory requirements, tariffs and other barriers, the possibility of quotas, duties, taxes or other changes or restrictions upon the importation or exportation of the products being implemented by the United States, timing and availability of export licenses and the general economies and government stability of these countries in which the Company transacts business. Foreign suppliers of semiconductors and displays are regularly threatened with, or involved in, pending trade disputes and sanctions which, if realized, could materially adversely effect the Company by closing off critical sources of supply for the raw materials used to produce our products.

OUR FINANCIAL RESULTS COULD BE SERIOUSLY HARMED IF THE MARKETS IN WHICH WE SELL OUR PRODUCTS DO NOT GROW

During the years of 1999 and 2000, the telecommunications industry saw explosive growth in sales mainly because of advances in computer technology, development of enhanced signal carrying technologies, and the expansion of the Internet. However, during 2001 the Company experienced a dramatic decline in orders for networking and telecommunication equipment because of slowing demand, broadband overcapacity, and failure of hundreds of Internet companies. We currently sell a large majority of our commercial microelectronic products to original equipment manufacturers in the telecommunications industry. The growth of this industry helped our commercial division grow significantly during 1999 and 2000. However, the downturn in the industry and the United States' economy in general in 2001 adversely affected the sales of our commercial division. The Internet is still in a formative and developmental stage. There may be unpredictable changes in the future that may cause reduced growth in Internet usage. It would be reasonable to assume that the telecommunications industry could continue to experience declining, or slow growth rates, similar to many other industries that grew and matured. At this time, there does not appear to be any indications that growth in this industry will return to high levels during 2002. Given our current dependence on this industry for a large portion of our sales and profits, a continued period of slow growth, or a significant worsening of the United States' economy in general, would have a material adverse effect on our business.

Our continued success also depends on continued growth of other various industries that use our products, including the following industries: medical electronics and equipment, global positioning systems and devices, outdoor liquid crystal displays, industrial controls, aviation electronics and equipment, and military equipment. Any decline in the demand for equipment in these industries could also seriously harm our business, financial condition, and operating results.

                                                                    Exhibit 99.1

INTERRUPTIONS IN THE AVAILABILITY OF RAW MATERIALS CAN SERIOUSLY HARM OUR FINANCIAL PERFORMANCE

The most significant raw materials that the Company purchases in its operations are memory devices in wafer, die and component forms and AMLCD panels. In a time of strong demand for memory integrated circuits and other products, sources of supply of wafers, die and other components may be constrained and subject to shortages, and the ability of the Company to compete is heavily dependent on its ability to maintain access to steady sources of supply. AMLCD panels may also be in short supply, at times. The Company is highly dependent on one SRAM semiconductor manufacturer for memory devices, one major display manufacturer of AMLCD panels, and one package manufacturer of ceramic packages for military components. No assurance can be given that existing access to the Company's current sources of supply may not be impaired in the future. Any such impairment could have a material adverse effect on the Company.

A manufacturer's ability to compete is heavily dependent on its ability to maintain access to steady sources of supply. To address these needs, the Company has maintained strong relationships with leading semiconductor, display, and ceramic package manufacturers in the United States and the Far East. The Company has no specific long-term contractual arrangement with its vendors.

The Company has not encountered, and does not anticipate encountering any significant difficulty in its purchase of components (some of which must be ordered months in advance). However, any disruption of supplies from one of our key vendors could seriously harm our business, financial condition, and results of operations.

OUR INABILITY TO RETAIN QUALIFIED PERSONNEL COULD NEGATIVELY IMPACT OUR
OPERATIONS

The Company's ability to compete in the market and successfully manufacture quality products is dependent on our ability to attract and retain qualified employees in the areas of product design, engineering, operations management, manufacturing production, and sales. The demand for people with expertise in these areas has been very high for the past several years, and competition for qualified talent is intense. The loss of key personnel in any one of these areas, particularly in our display segment, could have a material adverse effect on the results of the business segment.

WE MAY BE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND MAY FACE SIGNIFICANT EXPENSES AS A RESULT OF FUTURE LITIGATION

We rely on trade secret protection for our technology, in part through confidentiality agreements with our employees, consultants, and third parties. However, these parties may breach these agreements, and we may not have adequate remedies for any breach. The loss of proprietary internal information could have an adverse effect on our business.

                                                                    Exhibit 99.1

OUR FINANCIAL RESULTS COULD BE ADVERSELY IMPACTED IF WE FAIL TO DEVELOP, INTRODUCE, AND SELL NEW PRODUCTS, OR FAIL TO DEVELOP AND IMPLEMENT NEW MANUFACTURING TECHNOLOGIES

The Company's future results of operations will be dependent upon its ability to improve and market its existing products and to develop, manufacture and market new products. There can be no assurance that the Company will be able to continue to improve and market its existing products or develop and market new products, or that technological developments will not cause the Company's products or technology to become obsolete or noncompetitive.

Many of the Company's display products have been developed based on products procured from Sharp Electronics Corporation ("Sharp"). Competitors in the flat panel display business are investing substantial resources in the development and manufacture of flat panel displays using a number of alternative technologies. In the event these efforts result in the development of products that offer significant advantages over Sharp's and the Company's products, and the Company is unable, in a timely manner, to improve its technology or develop or acquire alternative technology that is more competitive, the Company's business and results of operations will be adversely affected.

Like many other companies that operate in the microelectronic and display industries, we face a highly competitive, quickly changing environment marked by rapid obsolescence of existing products. Our future success depends on our ability to develop and introduce new products that customers choose to buy. Ultimately, whether we can successfully introduce these new products depends on our ability to develop and implement new ways of manufacturing products. If we are unable to design, develop, manufacture, market and sell new products successfully, our business, financial condition, and results of operations would be seriously harmed.

OUR STOCK PRICE IS VOLATILE

The market price for the Company's Common Stock is subject to fluctuations in response to a number of factors, including variations in the Company's quarterly operating results, perceptions about market conditions in the microelectronics and defense industries, and the effect of general economic conditions, many of which are unrelated to the Company's operating performance. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price or liquidity of the Company's Common Stock.

FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS COULD SUBJECT US TO ADDITIONAL COSTS, AND PRODUCTION DELAYS

The Company is subject to a variety of federal, state and local governmental regulations related to the storage, use, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in its manufacturing process. Increasing public attention has been focused on the environmental impact of microelectronic manufacturing operations. While the use of toxic, volatile or otherwise hazardous substances by the Company is small, there can be no assurance that changes in environmental regulations will not impose the need for additional capital equipment or other requirements. Any failure by the Company to control the use of, or to adequately restrict the

                                                                    Exhibit 99.1

discharge of, hazardous substances under present or future regulations could subject the Company to substantial liability or could cause its manufacturing operations to be suspended. Such liability or suspension of manufacturing operations could have a material adverse effect on the Company's business, financial conditions and results of operations.